UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In the press release dated October 25, 2017, Carriage Services, Inc. (“the Company”) announced and commented on its financial results for its quarter ended September 30, 2017. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated by this reference. The information being furnished under Item 9.01 Financial Statements and Exhibits, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section.
The Company’s press release dated October 25, 2017 contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
ITEM 8.01    OTHER EVENTS

On October 25, 2017, the Company’s Board of Directors approved a $15.0 million increase in its previously authorized share repurchase program for repurchases of the Company's common stock. Currently, as increased, the Company now may purchase up to $26.0 million of its common stock. The share repurchase program is in accordance with Rule 10b-18 of the Exchange Act. Subject to applicable rules and regulations, the shares may be purchased from time to time in the open market or in privately negotiated transactions. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as market conditions, legal requirements and other business considerations.
On October 25, 2017, the Company issued a press release announcing that its Board of Directors approved this $15.0 million increase in its authorization for repurchases of the Company's common stock. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.
On October 25, 2017, the Company issued a press release announcing that its Board of Directors has approved the increase of its quarterly cash dividend policy for its common stock from $0.05 per share to $0.075 per share, effective to payments payable on December 1, 2017 and later. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3

ITEM 9.01    FINANCIAL STATMENTS AND EXHIBITS.

(d)     Exhibits. The following are furnished or filed as part of this current report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 25, 2017 announcing financial results for the quarter ended September 30, 2017

99.2	Press Release dated October 25, 2017 announcing approval of $15.0 million increase in share repurchase program

99.3	Press Release dated October 25, 2017 announcing increase of its quarterly cash dividend policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: October 25, 2017	By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 25, 2017 announcing financial results for the quarter ended September 30, 2017

99.2	Press Release dated October 25, 2017 announcing approval of $15.0 million increase in share repurchase program

99.3	Press Release dated October 25, 2017 announcing increase of its quarterly cash dividend policy